 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 11, 2024, Evolus, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners, LLC and Stifel, Nicolaus & Company, Incorporated as representatives of the underwriters named in Schedule A thereto (together, the “Underwriters”), in connection with the underwritten public offering, issuance and sale by the Company (the “Offering”) of 3,554,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). The public offering price was $14.07 per share, and the Underwriters agreed to purchase the Firm Shares pursuant to the Underwriting Agreement at a price of $13.2258 per share (the “Purchase Price”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option (the “Option”), exercisable for 30 days, to purchase up to 533,100 additional shares of Common Stock at the Purchase Price.

On March 13, 2024, the Company completed the Offering by selling the Firm Shares to the Underwriters at the Purchase Price. The estimated net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts and commissions and the Company’s estimated offering expenses, are approximately $46.9 million (which may increase to approximately $54.1 million if the Underwriters exercise the Option in full). The Company currently plans to use the net proceeds from the Offering to continue to fund the growth of Jeuveau®, launch activities for Evolysse™, potential business development opportunities and general corporate purposes.

The Offering was made pursuant to the Company’s (i) effective registration statement on Form S-3, as amended (File No. 333-270370), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on June 7, 2023 and declared effective June 8, 2023. A prospectus supplement relating to the Offering was filed with the SEC on March 11, 2024 (the “Prospectus Supplement”).

The Underwriting Agreement contains customary representations and warranties and also contains customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and certain of its officers, directors and stockholders have entered into “lock-up” agreements with certain of the Underwriters that, subject to certain exceptions, generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days from March 11, 2024, the date of the Prospectus Supplement.

The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The foregoing summary of the terms of the Underwriting Agreement is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A copy of the legal opinion and consent of O’Melveny & Myers LLP relating to the Firm Shares is attached as Exhibit 5.1 hereto.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 11, 2024, by and between Evolus, Inc. and Leerink Partners, LLC and Stifel, Nicolaus & Company, Incorporated.
5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of O’Melveny & Myers LLP (included in Opinion of O’Melveny & Myers LLP filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: March 13, 2024	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer